UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 31, 2007

(Date of Report/Date of earliest event reported)

SOLO CUP COMPANY

(Exact name of registrant as specified in its charter)

Commission file number 333-116843

Delaware	47-0938234
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 Old Deerfield Road, Highland Park, Illinois	60035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847/831-4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	Regulation FD Disclosure

On May 31, 2007, Solo Cup Company held a conference call with investors and lenders. A copy of the presentation is attached as Exhibit 99.1 and is incorporated by reference into this item.

This presentation includes non-GAAP financial measures, including EBIT, EBITDA, Adjusted EBITDA and Bank EBITDA. These measures are not measures of financial performance under GAAP and should not be considered alternatives to net loss or any other performance measure derived in accordance with GAAP. They should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP or as an alternative measure of liquidity. We provide EBIT, EBITDA, Adjusted EBITDA and Bank EBITDA to provide a view to measures similar to those used for pricing under the terms of our First and Second Lien Credit Facilities and to those used in evaluating our compliance with certain covenants under our First and Second Lien Credit Facilities and the indenture governing our 8.5% senior subordinated notes. They are also used as a metric to determine certain components of management compensation. Reconciliations of EBIT, EBITDA, Adjusted EBITDA and Bank EBITDA included in the presentation to the most directly comparable GAAP measures can be found in Exhibit 99.2 included with this Form 8-K filing and is incorporated by reference to this item.

The information contained in this Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, are being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or Exchange Act, except as expressly set forth by specific reference in such filing. The furnishing of the information in this Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Form 8-K contains material investor information that is not otherwise publicly available.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits relating to Item 7.01 shall be deemed to be furnished, and not filed:

(d)	Exhibits

Exhibit No.	Description
99.1	Presentation dated May 31, 2007

99.2	Non-GAAP Reconciliation for Presentation dated May 31, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLO CUP COMPANY

By:	/s/ Robert D. Koney, Jr.
Robert D. Koney, Jr.
Executive Vice President and Chief Financial Officer

Date: May 31, 2007

3